UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2010, Prudential Financial, Inc., a New Jersey corporation (the “Company”), issued a news release announcing fourth quarter 2009 results. The Company wishes to correct a typographical error in such release. On page two of the release, under “Significant items included in fourth quarter results”, the words “Net pre-tax benefit of $30 million in Individual Annuities from reserve releases for guaranteed death and income benefits, reduced amortization of deferred policy acquisition and other costs, and mark-to-market of hedging positions and embedded derivatives.” are hereby corrected to read: “Net pre-tax charge of $30 million in Individual Annuities from reserve releases for guaranteed death and income benefits, reduced amortization of deferred policy acquisition and other costs, and mark-to-market of hedging positions and embedded derivatives.”

Item 7.01	Regulation FD Disclosure.

See the response to Item 2.02 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2010

PRUDENTIAL FINANCIAL, INC.

By:	/S/ BRIAN J. MORRIS
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

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